EXHIBIT 21

                       NAVISTAR INTERNATIONAL CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                       ----------------------------------
                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF OCTOBER 31, 1999

                                                                STATE OR
                                                               COUNTRY IN
                                                                  WHICH
                                                               SUBSIDIARY
                                                                ORGANIZED
                                                                ---------

Subsidiary included in the financial statements,
  which is 100% owned:
    Navistar International Transportation Corp..........        Delaware


Subsidiaries that are 100% owned by Navistar
  International Transportation Corp.:
    Navistar International Corporation Canada...........         Canada
    Navistar Financial Corporation......................        Delaware

     Subsidiaries and corporate joint ventures not shown by name in the above listing, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

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